IRREVOCABLE PROXY

     The undersigned hereby grants to Solico International, Inc., a Texas corporation ("Solico"), an irrevocable special power of attorney to act as the undersigned's attorney-in-fact to vote on behalf of the undersigned, and to execute any resolution or consent evidencing the undersigned's vote, approval or consent of any action submitted to the vote, approval or consent, and to execute on behalf of the undersigned and deliver any documentation deemed necessary by Purchaser in connection with any matter or action to be taken in respect of 989,718 shares (the "Proxy Shares") of common stock of American Building Control, Inc., a Delaware corporation (the "Company") owned by the undersigned, including, without limitation, taking action with respect to any matter submitted to the vote of the holders of common stock of the Company. The undersigned hereby agrees to execute all resolutions, consents, agreements and other documents deemed necessary by Solico to effect and/or evidence the foregoing, and the undersigned agrees not to raise any objection to any action so taken by Solico in respect of the Proxy Shares. The undersigned hereby waives any appraisal rights or rights to dissent under applicable law arising due to the undersigned's ownership of any Proxy Shares.

     This Irrevocable Proxy is delivered by the undersigned in connection with that certain Stock Purchase Agreement dated September 22, 2003 by and between Purchaser and the undersigned, as amended (the "Stock Purchase Agreement"). Notwithstanding the foregoing, in the event that the Second Closing (as defined in the Stock Purchase Agreement) is not consummated on or before December 15, 2003, and the date of such Second Closing has not been extended by the mutual agreement of Solico and the undersigned, then this irrevocable proxy shall terminate and be of no further force or effect.

     Executed this 5th day of November 2003.





                                   /s/  GEORGE K. BROADY
                                   ----------------------------
                                   George K. Broady